July 16, 1996


Quadrax Corporation
300 High Point Avenue
Portsmouth, Rhode Island 02817

       	Re:	Registration Statement on Form S-8
   	       	Quadrax Corporation

Ladies and Gentlemen:

    	We refer to the registration by the Company of up to 300,000 shares (the "Shares") of Common Stock (the "Common Stock") of Quadrax Corporation, a Delaware corporation (the "Company"), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about July 19, 1996 (the "Registration Statement"), as subsequently amended from time to time.

    	We have examined copies of said Registration Statement on Form S-8 under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals, or photostatic, certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

    On the basis of the foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that (i) the 300,000 Shares presently issued and outstanding have been duly authorized and are validly issued, full paid and non-assessable; (ii) the 250,000 Shares issuable upon the exercise of options authorized under the Company's Sam Rabinowitz Consulting Agreement Stock Plan have been duly reserved for issuance, and upon exercise in accordance with the terms of the individual option grant, the shares issued will be duly authorized, validly issued, fully paid and non-assessable and
(iii) the 400,000 Shares issuable upon the occurrence of certain events as set forth in the Sam Rabinowitz Consulting Agreement Stock Plan have been duly reserved for issuance, and upon issuance in accordance with the terms and conditions set forth in such Plan, will be upon issuance duly authorized, validly issued, fully paid and non-assessable.

     	The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration Statement, and to references to this opinion contained therein under the caption of the Prospectus entitled "Legal Matters".

    	This opinion is limited to the matters herein, and may not be relied upon by any other person or for any other purpose other than in connection with the corporate authority for and the validity of the issuance of the Shares.


                                          								Very truly yours,

                                              /S/ CAMPBELL & FLEMING, P.C.

                                           								CAMPBELL & FLEMING, P.C.